Revised 2006
EXHIBIT 10.29
NONQUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
     THIS AGREEMENT, is made by and between Complete Production Services, Inc., a Delaware corporation hereinafter referred to as “Company,” and «Name», a non-employee director of the Company, hereinafter referred to as “Director” effective as of «Grant_Date»:
     WHEREAS, the Company wishes to afford the Director the opportunity to purchase shares of its $0.01 par value Common Stock;
     WHEREAS, the Company wishes to carry out the Amended and Restated 2001 Stock Incentive Plan, as amended or restated from time to time (the terms of which are hereby incorporated by reference and made a part of this Agreement), which provides for the grant of Options to the Director as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.
Section 1.1. Administrator
     “Administrator” shall mean the entity that conducts the administration of the Plan (including the grant of Awards) as provided therein and generally shall refer to the Compensation Committee of the Board, unless and to the extent the Board has assumed the authority for administration of all or any part of the Plan.
Section 1.2. Affiliate
     “Affiliate” shall mean any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
Section 1.3. Board
     “Board” shall mean the Board of Directors of the Company.

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Section 1.4. Code
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
Section 1.5. Common Stock
     “Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.
Section 1.6. Change of Control Value
     “Change of Control Value” shall mean an amount equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Company Change takes place, or (iii) if such Company Change occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which such Options being surrendered are exercisable, as determined by the Administrator as of the date determined by the Administrator to be the date of cancellation and surrender of such Options.
Section 1.7. Company
     “Company” shall mean Complete Production Services, Inc., a Delaware corporation, or any successor corporation.
Section 1.8. Company Change
     “Company Change” shall mean an event whereby the Company shall not be the not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity (other than SCF-IV, L.P. and its Affiliates), including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) contested election of the Board, the persons who were members of the Board before such election shall cease to constitute a majority of the Board.
Section 1.9. Exchange Act
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
Section 1.10. Option
     “Option” shall mean the non-qualified stock option granted under this Agreement and Article VII of the Plan, as specified herein.

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Section 1.11. Plan
     “Plan” shall mean the Complete Production Services, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended and/or restated from time to time.
Section 1.12. QDRO
     “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
Section 1.13. Rule 16b-3
     “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
Section 1.14. Secretary
     “Secretary” shall mean the Secretary of the Company.
Section 1.15. Securities Act
     “Securities Act” shall mean the Securities Act of 1933, as amended.
Section 1.16. Termination of Directorship
     “Termination of Directorship” shall mean the time when the Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement, but excluding any termination of directorship where there is simultaneous employment by the Company (or any Subsidiary of the Company) of such person. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.
ARTICLE II.
GRANT OF OPTION
Section 2.1. Grant of Option
     In consideration of the Director’s agreement to serve as an independent director of the Company or its Subsidiaries until the next annual meeting of stockholders of the Company and for other good and valuable consideration, on «Grant_Date» the Company irrevocably grants to the Director the option to purchase any part or all of an aggregate of four thousand (4,000) shares of its Common Stock upon the terms and conditions set forth in this Agreement and the Plan.
Section 2.2. Purchase Price
     The purchase price of the shares of Common Stock covered by the Option shall be $ «Exercise_Price» per share (which is the Fair Market Value of a share of Common Stock on the date of the granting of this Option) without commission or other charge.

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Section 2.3. Consideration to Company
     In consideration of the granting of this Option by the Company, the Director agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, until the next annual meeting of stockholders of the Company. Nothing in the Plan or this Agreement shall confer upon any Director any right to continue as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Director at any time for any reason whatsoever, with or without good cause.
Section 2.4. Adjustments in Option
     (a) In the event that the outstanding shares of the Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Administrator shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Director’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option may include any necessary corresponding adjustment in the Option price per share, but shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices). Any such adjustment made by the Administrator shall be final and binding upon the Director, the Company and all other interested persons.
     (b) Notwithstanding the foregoing, in the event of a Company Change, the Administrator, acting in its sole discretion without the consent or approval of any Director, shall effect one or more of the following alternatives, which alternatives may vary among individual Directors and which may vary among Options held by any individual Director:
•	accelerate the time at which Options then outstanding may be exercised so that such Option may be exercised in full for a limited period of time, after which time all unexercised Options and all rights of Directors thereunder shall terminate;

•	require the mandatory surrender to the Company by selected Directors of some or all of the outstanding Options held by such Directors (irrespective of whether such Options are then exercisable under the provisions of the Plan), in which event the Administrator shall thereupon cancel such Options and cause the Company to pay to each Director an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares; or

•	make such adjustments to Options then outstanding as the Administrator deems appropriate to reflect such Company Change (provided, however, that the Administrator may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash).

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ARTICLE III.
PERIOD OF EXERCISABILITY
Section 3.1. Vesting
     (a) Subject to Section 5.6, the Option shall vest and become exercisable in four (4) equal cumulative installments of 25% of the shares covered by the Option, with each such annual installment vesting on the earlier of (i) the anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders of the Company at which one or more members of the Board are standing for re-election.
     (b) No portion of the Option that is unvested and unexercisable at Termination of Directorship shall thereafter become vested and exercisable.
Section 3.2. Duration of Exercisability
     The installments provided for in Section 3.1 are cumulative. Each such installment that becomes vests and becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.
Section 3.3. Expiration of Option
     The Option may not be exercised to any extent by anyone after the first to occur of the following events:
     (a) The expiration of ten (10) years from the date the Option was granted; and
     (b) The expiration of one year from the date of the Director’s Termination of Directorship for any reason.
Section 3.4. Acceleration of Exercisability upon Retirement
     To the extent consistent with the requirements of Rule 16b-3, this Option shall be fully vested and exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully vested and exercisable under Section 3.1(a), upon the retirement of the Director in accordance with the Company’s retirement policy applicable to Directors.
ARTICLE IV.
EXERCISE OF OPTION
Section 4.1. Person Eligible to Exercise
     During the lifetime of the Director, only he or she may exercise the Option or any portion thereof, or, to the extent the Option or any portion thereof is transferred in accordance with the terms of the Plan, such permitted transferee may exercise the Option or such portion thereof so transferred. After the death of the Director, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his or her personal representative or by any person empowered to do so under the Director’s will or under the then applicable laws of descent and distribution.

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Section 4.2. Partial Exercise
     Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.
Section 4.3. Manner of Exercise
     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:
     (a) Notice in writing signed by the Director or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Administrator or its designee;
     (b) Full payment to the Company of the aggregate exercise price, which payment shall be by any of the following, or a combination thereof:
     (i) In cash or check;
     (ii) Through the delivery of a notice that the Director has placed a market sell order with a broker with respect to the shares of Common Stock then issuable upon exercise of the Option, and the broker pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or
     (iii) With the consent of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;
     (iv) With the consent of the Administrator, through the delivery (actually or constructively) of shares of Common Stock to the Company with a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; or
     (v) With the consent of the Administrator, through any other consideration permitted under the Plan and applicable law.
     (c) Full payment to the Company (or Affiliate employer) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option, which, with the consent of the Administrator, may be in the form of consideration used by the Director to pay for such shares under Section 4.3(b); provided, however, that if such payment is in the form of shares of Common Stock withheld from exercise or delivered (actually or constructively) by the Director, the Fair Market Value of such shares shall not exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income; and

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     (d) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Director, appropriate proof of the right of such person or persons to exercise the Option.
Section 4.4. Conditions to Issuance of Stock Certificates
     The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
     (b) The completion and continued availability of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
     (d) The receipt by the Company (or Affiliate employer) of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and
     (e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
Section 4.5. Rights as Stockholder
     The Director shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares of Common Stock shall have been issued by the Company to the Director, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or by the issuance of a stock certificate in Director’s name.
ARTICLE V.
OTHER PROVISIONS
Section 5.1 Administration
     The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Director, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In

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its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Administrator.
Section 5.2. Option Not Transferable
     (a) Subject to Section 5.2(b), neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2(a) shall not prevent transfers by will or by the applicable laws of descent and distribution or, to the extent not prohibited by the Code, pursuant to a QDRO.
     (b) Notwithstanding the foregoing provisions of Section 5.2(a), the Administrator, in its sole discretion, may permit the transfer of the Option by the Director, by gift or contribution, to a “family member” of the Director (as defined under the instructions to use of Form S-8). Any Option that has been so transferred or transferred pursuant to a QDRO shall continue to be subject to all of the terms and conditions as applicable to the original Director, and the transferee shall execute any and all such documents requested by the Administrator in connection with the transfer, including without limitation to evidence the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws.
Section 5.3. Shares to Be Reserved
     The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
Section 5.4. Notices
     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice, which is required to be given to the Director, shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 5.5. Titles
     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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Section 5.6. Construction
     This Agreement shall be administered, interpreted and enforced under the laws of the State of Texas.
Section 5.7. Conformity to Securities Laws
     The Director acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 5.8. Amendments.
     This Agreement may not be modified or amended in any way that adversely affects the Director’s rights hereunder, except by an instrument in writing signed by the Director or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.

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     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

COMPLETE PRODUCTION SERVICES, INC.
By:	/s/ Joseph C. Winkler
Joseph C. Winkler,
Chief Executive Officer

By:	/s/ James F. Maroney, III
James F. Maroney, III
Vice President, Secretary and General Counsel

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«City», «State» «Zip_Code»
Director’s Taxpayer Identification Number:
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